Addendum 1

This is an Addendum to the License Agreement executed on April 10, 2013 by and between Ning Zhou MA, MBA, Ph.D. (ProLung Biotech Wuxi), an individual acting alone or together with other partners as individuals, a partnership or as a corporation residing at 2962 Benchmark Drive, Salt Lake City, Utah 84109, USA, together with any subsidiaries or Affiliates, here and after named as Party A and ProLung, Inc. (formerly Fresh Medical Laboratories, Inc.), a Delaware "C" Corporation with its primary office at 757 East South Temple, Suite 150, Salt Lake City, Utah 84102, USA, together with any subsidiaries or Affiliates, here and after named as Party B, each a "Party," and collectively the "Parties."

1.1 All terms included in the Addendum maintain the definitions set forth in the original License Agreement.

1.2 Party B will extend license exclusivity of the License Agreement until April 9, 2021. Party A will collaborate with Party B, including sharing the additional clinical data described below;

1.2.1 Raw data, results, reports, and case report forms on ~30 additional lung cancer patients

1.2.2 Raw data, results and reports on healthy volunteer tests (approximately 250 tests) to assess reproducibility

1.2.3 Data files for all Chinese lung cancer patients (~200 patients) which include patient characteristics, including; age, lesion size, BMI, sex, emphysema, nodule characteristics (spiculation, number of nodules, location, etc.), personal and family history of cancer, smoking history, etc.

Party A: Ning Zhou

By: [signature]

Its: C.E.O

9/7/2018

Date

Party B: ProLung, Inc.

By: [signature]

Its: C.O.O.

September 7, 2018

Date